Exhibit 99.1

Investor Relations Contact: Pam Hendry, +1 310 788 1970

Media Contact: Paul Thibeau, +1 310 788 1999, pthibeau@ilfc.com

ILFC ANNOUNCES PRICING OF $1,250,000,000 OFFERING COMPRISED OF $750,000,000 OF 3.875% SENIOR NOTES DUE 2018 AND $500,000,000 OF 4.625% SENIOR NOTES DUE 2021

LOS ANGELES — March 6, 2013 — International Lease Finance Corporation (ILFC), a wholly owned subsidiary of American International Group, Inc. (NYSE: AIG), announced today that it has priced, and entered into an agreement to issue and sell, subject to certain conditions, $750 million aggregate principal amount of 3.875% senior notes due 2018 (the “2018 Notes”) and $500 million aggregate principal amount of 4.625% senior notes due 2021 (the “2021 Notes” and, together with the 2018 Notes, the “Notes”) pursuant to an effective registration statement filed on July 23, 2012 with the Securities and Exchange Commission.

ILFC expects to close the offering on March 11, 2013, subject to the satisfaction of customary market and other closing conditions.

The Notes will be unsecured and will not be guaranteed by ILFC’s parent, any of ILFC’s subsidiaries or any third party.

The underwriters for the offering are Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, BofA Merrill Lynch, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC. You may obtain a copy of the prospectus supplement and the related prospectus for free by visiting EDGAR on the SEC website at www.sec.gov, or by contacting:

•                  Barclays Capital Inc., Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone 1-888-603-5847, email barclaysprospectus@broadridge.com

•                  J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, telephone 1-212-834-4533

•                  Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10013, telephone 1-866-718-1649, email steve.del.mauro@morganstanley.com

•                  RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281, Attn: Debt Capital Markets, telephone 1-866-375-6829, email usdebtcapitalmarkets@rbccm.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed closing date of the offering of the Notes. These forward-looking statements reflect ILFC’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Except for ILFC’s ongoing obligation to disclose material information as required by federal securities laws, it does not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

About ILFC

International Lease Finance Corporation (ILFC) is a global market leader in the leasing and remarketing of commercial aircraft. With approximately 1,000 owned and managed aircraft and commitments to purchase 244 new high-demand, fuel-efficient aircraft and rights to purchase an additional 50 A320neo family aircraft, ILFC is the world’s largest independent aircraft lessor. ILFC leases aircraft to approximately 200 airlines in more than 80 countries and provides part-out and engine leasing services through its subsidiary, AeroTurbine. ILFC operates from offices in Los Angeles, Amsterdam, Beijing, Dublin, Miami, Seattle, and Singapore. ILFC is a wholly owned subsidiary of American International Group, Inc. (AIG). www.ilfc.com

About AIG

AIG is the world’s largest insurance organization, serving more than 88 million customers in over 130 countries and jurisdictions around the world. AIG businesses are market leaders in property casualty insurance, life insurance and retirement services, mortgage insurance, and aircraft leasing. Additional information about AIG can be found at www.aig.com.

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